UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 10, 2012

NOVAGEN SOLAR INC.

(Exact name of registrant as specified in its charter)

Nevada	333-149617	98-0471927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9120 Double Diamond Pkwy Ste 2227, Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Novagen Solar Inc. (“Novagen”) is disclosing the following information under Item 7.01 of this Current Report on Form 8-K. This information, which has not been previously reported, was provided on December 10, 2012, to prospective financiers. Novagen is furnishing this information in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of Novagen’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Summary

Novagen is seeking to commercialize two engine designs for the global market: the multi-purpose Novagen Y-Engine and the redesigned Renegade Motors V-twin motorcycle engine.

1. The Novagen Y-Engine. The innovative Novagen Y-Engine (patent pending) is a low emission biofuel engine designed for a wide variety of industrial, marine, aerospace and automotive uses. Novagen sees its Y-Engine as a game changer: a versatile, powerful, eco-friendly bio-fuel diesel engine with global market possibilities in a world eager for sustainable energy solutions.

2. The Renegade V-twin motorcycle engine. The Renegade V-twin motorcycle engine, originally designed for custom bikes, has been re-engineered by Novagen as a small, mass-market motorcycle engine. Sales of the Renegade engine are expected to provide a revenue stream for ongoing development and production of the Novagen Y-Engine and other low carbon emission engine technologies.

Novagen plans to expand its operations through two strategic acquisitions, with the ultimate objective of increasing profitability and shareholder value. One acquisition will provide the capacity for large scale manufacture of parts for its engines, while the other will establish a base for testing and ongoing research and development of further eco-friendly propulsion solutions.

Novagen is seeking funding of $3.275M USD. The proceeds will be used to acquire the revenue-positive business Omanson Precision Engineering Inc. for parts manufacturing. The remainder of the proceeds will be used to establish facilities for research and development.

Products

As a cleantech engine design and development company, Novagen seeks to create technologies that improve efficiency and reduce levels of greenhouse emissions in a low-cost, globally relevant way. Novagen's goal is nothing less than to change the landscape of internal combustion power engines with a game-changing engine design that is both high performance and eco-friendly, yet economically attractive for both developed and developing nations.

Novagen is seeking to commercialize two engine designs: the new multi-purpose Novagen Y-Engine and the redesigned Renegade Motors V-twin motorcycle engine. The innovative Novagen Y-Engine (patent pending), a low emission engine for industrial, marine, aerospace and automotive uses, has reached prototype and is now nearing the field testing phase. The Renegade V-twin motorcycle engine has been adapted and redesigned by Novagen as a mass market motorcycle engine to provide a revenue stream for ongoing development and production of the Y-Engine and other low carbon emission engine technologies. The Renegade engine will be ready for market in the first quarter of 2013.

Novagen has entered into several strategic transactions in 2012 to develop a revenue base, provide for growth and to engender future innovation. The planned acquisition of Omanson Precision Engineering of Los Angeles, California, will provide Novagen with a profitable, well-established engineering business and afford Novagen large-scale manufacturing resources suitable for mass-production of its engines. Novagen has also entered into an agreement to acquire property for the establishment of a research and development facility in Australia.

1. The Novagen Y-Engine (patent pending)

Invented by Michael P. Nugent, CEO of Novagen, the Novagen Y-Engine under development is an efficient, environmentally friendly bio-diesel combustion engine. A second version of this engine is also being developed utilizing permanent magnets as an alternative to the traditional propulsion engine.

The Novagen Y-Engine is highly versatile, with potential applications in the industrial, marine, aerospace and automotive markets in both developed and developing economies. Extensive research and development has produced an engine that Novagen believes will be at the forefront of clean engine technology, a practical and low-emissions alternative to conventional engines.

Benefits of the Y-Engine design include:

• Adaptability. The engine's configuration lends itself to existing formats, increasing the likelihood of uptake by motor-vehicle manufacturers. The design of the Novagen Y-Engine is consistent with traditional engine dimensions and can be fitted to pressed chassis and heavy vehicle rolled chassis rails.

• Eco-friendly. The engine is designed to run on bio-diesel and bio-fuel products, the use of which can contribute to reductions in greenhouse gas emissions. With the world's economies looking to build a less oil-dependent future, the Novagen Y-Engine is well-positioned by virtue of its versatility and low carbon footprint to capitalize on the rapidly growing demand from both commercial and consumer markets for cleaner ways to power transportation.

Innovation in the development of affordable, low-emission transportation has garnered attention from some of the world's pre-eminent investors, including Khosla Ventures of Menlo Park, California and Bill Gates. In 2010 Gates and Khosla Ventures invested in the development of an opposing-piston opposing-cylinder internal combustion engine called the OPOC engine.

The OPOC engine is unique in that each cylinder has a piston at both ends and no cylinder head. The efficiency advantage of the engine lies in the sharing of one combustion chamber between two cylinders, thereby cutting heat loss that occurs through a cylinder head's walls on conventional engines. The OPOC engine is claimed to have up to 50% greater fuel efficiency compared with conventional engines of similar output, along with a corresponding reduction in greenhouse gas emissions. Gates has stated that the OPOC can be an important step in providing affordable, low-emission transportation for the developing world.

Novagen sees its Y-Engine as further improving on some elements of the OPOC engine. It has a versatile design that can be more easily adapted to power a wide variety of vehicles and machinery - industrial, marine, aerospace or automotive - and is thus able to realistically challenge the global engine market. The Y-Engine also improves upon the design of previous opposing piston engines, particularly the version of the engine under development that utilizes permanent magnets as the driving force.

Novagen owns all rights to the Novagen Y-Engine through its wholly-owned subsidiary, Y-Engine Developments Pty Ltd. On October 14, 2012, Novagen filed for patent protection of the Novagen Y-Engine with the United States Patent and Trade Mark Office. On November 2, 2012, Novagen filed an updated patent application and is currently preparing the utility patent application.

At the time of writing Novagen has delivered models of the Y-Engine to its U.S. patent attorneys and a prototype will soon be ready for field testing. Several additional engines are currently under construction and will be fitted to test vehicles in the first quarter of 2013.

2. The Renegade Motors V-twin Motorcycle Engine

In addition to its innovative Y-Engine, Novagen has purchased the rights to an industry-recognized V-twin motorcycle engine which it has re-engineered and intends to commercialize in 2013.

In June 2012, Novagen acquired Renegade Streetwear Pty Ltd ("Renegade"), an Australian company that has been designing and developing large high-performance V-twin engines for high-end custom motorcycles under the Renegade brand since 1998. The Renegade 147 engine has an international customer base and has gained an enthusiastic following among custom motorcycle fans. Approximately 70 of these high-end engines have been sold worldwide, retailing at around $20,000 each. In 2006 Renegade Motors was a finalist for the Best Single Component Manufacturer Award at the Australian Motorcycle Industry Awards.

Novagen has restructured Renegade to improve efficiencies and increase capacity with a view towards realizing economies of scale and successfully competing in the global market. To this end the Renegade V-twin has been redesigned as a smaller, more versatile and cost-effective motorcycle engine for the OEM market. The original Renegade 147 engine will continue to be produced, but the bulk of future revenue is expected to be generated by sales of Novagen's smaller redesigned Renegade engine which is expected to be market-ready in the first quarter of 2013.

Renegade is expected to create a reliable revenue stream that will offset the costs of development, manufacture and marketing of the Novagen Y-engine and future eco-friendly engine innovations. The acquisition of Renegade has also enabled Novagen to incorporate mechanical elements of Renegade’s proprietary engine in the Novagen Y-Engine, which in turn, has led to improvements in the performance of the Y-Engine without substantial development cost or delay. Novagen believes that additional synergies in the form of cost efficiencies will be realized through the Renegade acquisition as production expands.

Growth Strategy

The expansion of Novagen's operations will be achieved through two strategic acquisitions (see “Use of Proceeds”). One acquisition will provide the capacity for large scale manufacture of parts for the Novagen Y-Engine and Renegade engine, while the other will establish a dedicated, purpose-built facility for ongoing research and development of better propulsion solutions for the world's economies.

1. Omanson Precision Engineering, Inc.

On October 9, 2012, Novagen agreed to acquire Omanson Precision Engineering, Inc., a California company, in exchange for $750,000 cash and 200,000 shares of Novagen common stock. Omanson is a profitable engineering company currently manufacturing parts for the aerospace industry and has standing contracts with Boeing, Raytheon and Hughes, among others.

The acquisition of Omanson will rapidly expand Novagen’s production capacity for its engine components through the state-of-the-art manufacturing lines at the Omanson facilities in Los Angeles, California. The addition of Omanson’s management team and engineering expertise is also expected to significantly increase Novagen's technical resources and accelerate further product development. Omanson’s current management have agreed to a three year employment contract.

2. Research and Development Facility

On July 24, 2012, Novagen agreed to purchase 28 acres of agricultural land and improvements in Queensland, Australia valued at $1.8M AUS, in exchange for $75,000 cash and 1,800,000 shares of Novagen common stock, plus 1,800,000 warrants exercisable at $0.10 per share that expire on July 25, 2017.

Novagen plans to use the property for the further development and testing of environmentally sustainable energy solutions. Construction of the laboratory, including building improvements and support structures is expected to cost $250,000 and take 3 months. The planned facilities will house the ongoing research and development of Novagen's low carbon emission engine technologies. As an adjunct to its engine program, Novagen intends to commence research and development into biofuels at this location in 2013.

Use of Proceeds

The proceeds from the requested financing will be used to: (1) acquire Omanson Precision Engineering Inc., a revenue-positive business, which will facilitate the mass production of parts for the Novagen Y-Engine and redesigned Renegade engine; and (2) Establish facilities for research and development of further low carbon emission engine technologies.

(1)	Acquisition of Omanson Precision Engineering Inc.
	(a)	Cash portion of acquisition	$750,000
	(b)	Working Capital to prepare the Omanson facilities for mass production of the Novagen Engine, including equipment retrofit, expansion of the current engineering lab and training	$250,000

(2)	Acquisition of R&D Property
	(a)	Cash portion of acquisition	$75,000
	(b)	Regulatory fees associated with acquisition	$50,000
	(c)	Building improvements (research and development laboratory)	$250,000
	(d)	Tooling machinery and other equipment	$1,750,000
	(e)	Operating expenses (12 months)	$150,000

		TOTAL	$3,275,000

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAGEN SOLAR INC.

/s/ Micheal P. Nugent
Micheal P. Nugent
President & CEO
Date: December 10, 2012